Exhibit 23.1

Consent of Independent Registered
Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-130243) of Kentucky First Federal Bancorp (Company) of our report dated September 28, 2021, on our audit of the consolidated financial statements of the Company as of June 30, 2021 and 2020, and for the years ended June 30, 2021 and 2020, which report is included in this annual report on Form 10-K.

/s/ BKD, LLP

Louisville, Kentucky
September 28, 2021